UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2008, we entered into separate privately-negotiated agreements (the Exchange Agreements) with certain existing holders (the “Holders”) of our 2.875% Convertible Senior Subordinated Notes due 2016 (the “Outstanding Notes”) to exchange approximately $80.9 million in aggregate principal amount of the Outstanding Notes for approximately $63.3 million in aggregate principal amount of new 16.0% Convertible Senior Subordinated Notes due 2016 (the “New Notes”). In connection with the issuance of the New Notes, we also executed an Indenture and a Registration Rights Agreement with the holders of the New Notes. The forms of the Registration Rights Agreement and the Exchange Agreement, are attached hereto as exhibits, and are incorporated herein by reference. Closings have occurred on December 19, 2008 and December 22, 2008 for approximately $63.1 million in aggregate principal amount of the Outstanding Notes. Additional closings for approximately $17.8 million in principal amount of the Outstanding Notes are expected to occur in the near future. After all anticipated closings of the exchange, approximately $91.6 million aggregate principal amount of the Outstanding Notes are expected to remain outstanding.

The New Notes are governed by an indenture, dated as of December 19, 2008 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, attached hereto as an exhibit and incorporated herein by reference; the descriptions of the Indenture and the New Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and New Notes, respectively. The terms of the New Notes are substantially similar to the terms of the Outstanding Notes, except, among other things, the following: (i) the New Notes bear interest at a rate of 16.0% per annum as opposed to 2.875% per annum; (ii) holders of the New Notes may convert their New Notes into shares of the Company’s common stock (“Shares”) at a conversion rate of 42.5532 Shares per $1,000 principal amount of notes (representing a conversion price of approximately $23.50), subject to adjustment, whereas holders of the Outstanding Notes may convert their notes into Shares at a conversion rate of 33.3333 Shares per $1,000 principal amount of notes (representing a conversion price of approximately $30.00), subject to adjustment, (iii) the holders of the New Notes may require the Company to repurchase the New Notes on June 1, 2012 as opposed to June 1, 2011; (iv) the Company may call the New Notes for redemption at any time on or after June 4, 2012 as opposed to June 4, 2011; (v) the New Notes are not subject to provisional redemption, while the Outstanding Notes allow the Company to call the Outstanding Notes for redemption under certain circumstances prior to June 4, 2011; and (vi) the New Notes contain a net share settlement feature, while the Company can only settle conversion of the Outstanding Notes by delivery of Shares. Under the New Notes’ net share settlement feature, upon conversion of the New Notes, the Company will pay holders in cash for each $1,000 principal amount of the New Notes the lesser of $1,000 or the conversion value of the New Notes. To the extent the conversion value exceeds the $1,000 principal amount per New Note being converted, the Company will issue, at its option, cash, Shares, or a combination of cash and Shares.

The New Notes will mature on June 1, 2016. The interest will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2009. The holders of the New Notes may convert their Notes in connection with a “fundamental change,” as defined in the Indenture. In the event of a fundamental change, the holders of the New Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of New Notes, plus accrued and unpaid interest, if any.

The New Notes rank equal in right of payment to all of the Company’s other existing and future senior subordinated debt, including indebtedness under the Outstanding Notes and the Company’s 2.50% Convertible Senior Subordinated Notes due 2014. The New Notes rank senior in right of payment to all of the Company’s existing and future subordinated debt and junior to all of the Company’s existing and future senior debt. The New Notes are effectively subordinated in right of payment to the liabilities of the Company’s subsidiaries.

In connection with the issuance of the New Notes, the Company also entered into a Registration Rights Agreement with the Holders, pursuant to which the Company agreed to file, within 30 days after the initial closing of the exchange, a shelf registration statement covering resales of the New Notes and the Shares issuable upon conversion of the New Notes and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as practicable but in any event no later than 90 days after the initial closing of the exchange. The Company is required to pay additional interest, subject to some limitations, to the holders of the New Notes if we fail to comply with the obligations to register the New Notes and the Shares issuable upon conversion of the New Notes.

The exchange transaction did not involve a public offering because the New Notes are being exchanged by the Company with the Holders exclusively and solely for the Outstanding Notes based on individual discussions and negotiations between the Holders and the Company. The transaction is exempt from registration under the Securities Act of 1933 pursuant to the provisions of Section 4(2) thereof. No Holder will make any cash payment to the Company in connection with the exchange, and the Company will not receive any proceeds from the issuance of the New Notes. Deutsche Bank Securities Inc. acted as the Company’s financial advisor in connection with the transaction.

The preceding descriptions of the Exchange Agreements, the Indenture, the New Notes and the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (which includes the form of Note) and the forms of the Exchange Agreement and the Registration Rights Agreement, all filed as exhibits hereto.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

On December 19, 2008 and December 22, 2008, the Company issued approximately $49.4 million aggregate principal amount of the New Notes. The Company expects to issue an additional approximately $13.9 million in New Notes in the near future. The Company is exchanging the New Notes for the Outstanding Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

The New Notes will bear interest at a rate of 16.0% per year, payable semiannually in arrears in cash on June 1 and December 1 of each year, beginning on June 1, 2009. The New Notes will mature on June 1, 2016.

Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.

The New Notes and the underlying Common Stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

On December 19, 2008 and December 22, 2008, the Company exchanged $49.4 million aggregate principal amount of the New Notes for Outstanding Notes in a private placement in reliance on the exemption from the registration provided by Section 4(2) of the Securities Act. The Company expects to exchange in the near future an additional $13.9 million in principal amount of the New Notes for Outstanding Notes in reliance on the same exemption from registration.

The New Notes and the underlying Common Stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the New Notes is contained in Item 1.01 and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2008, the Board of Directors of the Company approved an amendment of the Company’s Bylaws to require a majority vote of stockholders in uncontested elections of directors, subject to the requirements set forth in the Bylaws. The Amendment of Bylaws of the Company is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.2.6	Amendment of Bylaws

4.5	Indenture dated as of December 19, 2008 between Headwaters and Wells Fargo Bank, as Trustee, relating to 16.0% Convertible Senior Subordinated Notes due 2016 (including the form of Note)

4.5.1	Form of Registration Rights Agreement

10.97	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008

HEADWATERS INCORPORATED (Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)